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                                DEALER AGREEMENT

         THIS AGREEMENT, between Premier Auto Finance, L.P. ("Purchaser"), 230 West Monroe Street, Suite 1000, Chicago, Illinois, 60606 and each of the motor vehicle dealers listed below (individually and collectively referred to herein as "Dealer"), sets forth the terms under which Purchaser may purchase Contracts (as hereinafter defined) from Dealer and the rights and obligations between Purchaser and Dealer with regard to such Contracts.

1.       SALE AND PURCHASE OF CONTRACTS

         a. CONTRACTS; PROGRAM REQUIREMENTS. Purchaser may, from time to time, in its sole discretion purchase from Dealer such Contracts (as hereinafter defined) offered by Dealer as shall be written on forms satisfactory to Purchaser and otherwise acceptable to Purchaser. For purposes of this Agreement, the term "Contract" shall mean any retail installment contract, conditional sales contract, security agreement or other document providing for the payment by a Buyer of a motor vehicle and secured by a first priority lien or purchase money security interest in that motor vehicle. The term "Vehicle" shall mean the motor vehicle purchased under and securing any Contract, together with any related options and accessories. The term "Buyer" shall mean any person (including an individual or other legal entity) which purchases a motor vehicle from Dealer, including any co-purchaser. Purchaser will from time to time communicate to Dealer the criteria which the Contracts, Vehicles and Buyers must meet in order to make the Contract eligible for purchase by Purchaser. These criteria may include rate information, insurance requirements, Buyer credit qualifications, and so on. Purchaser may communicate this information in the form of one or more "Program Letters", Rate Sheets or otherwise. These requirements are collectively referred to herein as the "Program Requirements". All Contracts purchased by the Purchaser must meet all Program Requirements; but Purchaser retains the sole discretion to decide which Contracts to purchase, even though the Contract may conform to the Program Requirements.

         b. EFFECTING A PURCHASE. Dealer shall communicate to Purchaser credit information concerning a Buyer (and any other person named by a Buyer in his credit application) as Dealer may have or as may be requested by Purchaser. Purchaser will decide, in its sole discretion, whether to purchase each Contract offered to it by Dealer after documentation (including credit information) satisfactory to Purchaser has been received and reviewed. If Purchaser decides that it will purchase a Contract, Dealer shall (i) execute an assignment of the Contract to Purchaser, (ii) deliver the original executed Contract (and all other original executed documents relating thereto) to Purchaser, (iii) file and record all such documents and take all such action, as may be necessary, under the Uniform Commercial Code and other applicable law to convey to Purchaser (and to record such conveyance of) the Contract, to perfect a valid and enforceable first priority security interest in favor of Purchaser in the motor vehicle to which the Contract relates, and to comply with all related provisions of applicable motor vehicle laws, including motor vehicle and certificate of title laws, and (iv) if required by applicable law, send to the Buyer a notice that such Dealer has assigned the Contract to Purchaser.


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         c.       PURCHASE PRICE. Purchaser shall only consider purchasing
                  Contracts which comply with the Program Requirements announced from time to time by Purchaser. The price at which Purchaser may purchase Contracts will be the "Amount Financed" shown on the Contract. Such price shall be paid to Dealer upon Purchaser's receipt and review of satisfactory documentation unless other arrangements for payment have been made between Purchaser and Dealer.

         d. NATURE OF TRANSFER. Dealer and Purchaser intend that each purchase of a Contract under this Agreement shall be a true sale of all of Dealer's right, title and interest in, to and under such Contract, providing Purchaser with the full benefits of ownership of the same, and Dealer and Purchaser do not intend the transaction evidenced hereby to be, or for any purpose to be characterized as, a loan secured by such Contract from Purchaser to Dealer. Without prejudice to the foregoing intention of the parties, if a court characterizes any purchase of a Contract hereunder as being a loan rather than a true sale, then Dealer hereby pledges, grants a security interest in and assigns to Purchaser all of its right and title to and interest in the Contracts which the parties hereto intend now or at any time in the future to be sold to Purchaser as security for the payment and performance of all obligations of Dealer hereunder.

         e. RESERVES. For each Contract purchased by Purchaser from Dealer, Purchaser will credit to a Dealer Reserve Account an amount equal to all or part of the difference between a) the finance charge disclosed on the Contract and b) a projected finance charge on the same Contract calculated at Purchaser's then applicable buy rates as announced from time to time by Purchaser, as provided in the Dealer Reserve Schedule A attached hereto and made a part hereof. The Dealer Reserve Account shall be a non-interest earning account and will not be a separately funded. Dealer acknowledges that the Dealer Reserve Account shall be and remain the sole property of Purchaser and Dealer shall have no vested interest therein until such time as any amount becomes payable to it as provided in the Dealer Reserve Schedule A. In the alternative, in case any court holds or any third party asserts that the Dealer Reserve Account is the property of the Dealer, the Dealer hereby grants a security interest in favor of Purchaser in all amounts credited to the Dealer Reserve Account to secure all obligations of Dealer to Purchaser.

                  Dealer further acknowledges that Purchaser's right to charge the Dealer Reserve Account is solely within Purchaser's discretion reasonably exercised. All amounts held therein shall from time to time be paid to Dealer in accordance with the terms and conditions of this Agreement and the Dealer Reserve Schedule A.

                  As provided in the Dealer Reserve Schedule A, if a Contract prepays in whole or in part before its stated maturity date Dealer shall be responsible for Dealer's proportionate share of any unearned finance charges, insurance premiums and/or charges for extended warranty, mechanical breakdown or comparable programs, whether or not the amount of the Dealer Reserve Account is sufficient to cover such liability and whether or not this Agreement has theretofore been terminated.


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                  By mutual agreement between Dealer and Premier, the Dealer
                  Reserve Schedule A may change from time to time, and the Dealer Reserve Schedule A may vary from Dealer to Dealer.

2. INSURANCE. As provided in the Program Requirements, Dealer will provide Purchaser or its agent with written evidence that there is insurance acceptable to Purchaser covering each Vehicle against fire, theft and collision at the time the Contract is purchased by Purchaser and that Purchaser is named as the loss payee.

3. PAYMENT FROM BUYER. After purchase of a Contract by Purchaser, Dealer shall promptly forward to Purchaser any payment on the Contract received by Dealer and any payments so received shall be held in trust by Dealer for the benefit of Purchaser. In the event such payment is made by check or other instrument payable to Dealer, Dealer shall endorse such check or other instrument to Purchaser and immediately remit such payment to Purchaser at the following address: 230 West Monroe Street, Suite 1000, Chicago, Illinois 60606. Dealer shall not make any payment in respect of any Contract on behalf of any Buyer without the prior written consent of Purchaser.

4. AMENDMENT OR MODIFICATION OF CONTRACTS. Upon or any time after Purchaser's purchase of a Contract from Dealer, Purchaser may, in its sole discretion, renew, extend, accelerate or otherwise modify or amend any of the terms and conditions of such Contract including, without limitation, extending or modifying the time for payment or extending additional credit thereunder. Any such amendments, renewals, extensions or modifications shall be considered as part of the Contract for all purposes hereunder. Purchaser shall not extend or amend any undertaking, warranty or representation made by Dealer to Buyer in connection with the sale of the Vehicle to Buyer.

5. DEALER'S REPRESENTATIONS AND WARRANTIES. As to each Contract sold by Dealer to Purchaser, and in addition to any representations and warranties of Dealer in the Contract or elsewhere in this Agreement, Dealer warrants and represents to Purchaser, its successors and assigns that, as of the time of each sale of a Contract to the Purchaser:

         a. Dealer and its employees and agents and each Contract are in compliance with all requirements of the Federal Truth in Lending Act, the Federal Equal Credit Opportunity Act and all other federal, state, local, and other laws, regulations or rules including, but not limited to, consumer protection laws and all regulations or rules applicable to the extension of credit, the sale of the Vehicle and any accessories, services or products sold in connection with the Vehicle, or otherwise applicable to the Contract and the sale of the Vehicle;

         b. Dealer will have the right and all required licenses to make such sales;


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         c.       Dealer will have received the down payment specified in the
                  Contract and will not have made a loan to the Buyer or assisted the Buyer in obtaining a loan from any third party, to be used as a part or all of such down payment or any other payment on a Contract, except (in any such case) as may be specifically indicated on the face of the Contract. If the down payment is paid to the Dealer in the form of a check the Dealer has verified that the check represents "good funds" prior to submitting the Contract to Purchaser. Upon giving effect to the sale of such Contract to Purchaser, Dealer shall cease to have any claims against the applicable Buyer in respect of payment of the purchase price for the applicable Vehicle, any financing theretofore provided by Dealer to the Buyer or otherwise;

         d. if any part of the down payment is from a manufacturer, distributor or Dealer rebate, the Dealer has disclosed this to Purchaser at the time the credit application is presented to Purchaser for approval and the rebate has been shown on the applicable Contract as a rebate;

         e. the Vehicle sold under the Contract will have been actually delivered to the applicable Buyer or the parties agreeing to the security interest in favor of Dealer or its assignee, the Vehicle conforms to the description of the Vehicle provided to Purchaser in the Contract or otherwise, and the Dealer shall otherwise have fully performed and discharged all of its obligations to Buyer and such parties arising in connection with the sale of the Vehicle to the Buyer;

         f. the Contract is a legal, valid and binding agreement, enforceable against the persons shown as Buyers in the Contract according to its terms and free from any defenses, offsets and counterclaims and evidences the sale of the Vehicle to the persons named as Buyers therein and the incurrence of a debt obligation in connection therewith;

         g. All registered owners of the Vehicle will have signed the Contract either as Buyers or as parties agreeing to the security interest in favor of Dealer or its assignee;

         h. Dealer, its employees and agents have not recommended, assisted, encouraged or suggested that Buyer provide any false or misleading information, or that Buyer fail to provide information needed to make the information complete and not misleading in any credit application, contract, document or other form of information submitted to the Purchaser, and Dealer, its employees and agents have no knowledge that any information provided to the Purchaser in any credit application, contract, document or otherwise, is false or misleading;


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         i.       such Contract (i) fully complies with all Program Requirements established by Purchaser from time to time regarding the purchase of Contracts, (ii) does not require the obligor under such Contract to consent to or receive notice of the transfer, sale or assignment of the rights and duties of Dealer under such Contract, (iii) constitutes "chattel paper" as such term is defined in the Uniform Commercial Code in effect in the jurisdiction in which the sale of the Vehicle giving rise to such Contract shall have occurred and (iv) is comprised of but one original, the ownership interest in which may be transferred by delivery;

         j. prior to the purchase of such Contract, (i) Dealer shall be the owner of such Contract, free and clear of any lien, claim or other encumbrance and (ii) the Vehicle related thereto shall be free and clear of any lien, claim or other encumbrance other than the lien granted therein in favor of Dealer to secure the indebtedness of the applicable Buyer existing under the Contract;

         k. there is a valid, enforceable perfected first priority security interest in the Vehicle and in any proceeds therefrom in favor of Dealer as the secured party and that security interest has been validly assigned by Dealer to Purchaser;

         l. all sales taxes and other taxes payable in connection with the sale of the applicable Vehicle to Buyer have been paid in full; and

         m. Dealer has full power and authority to enter into and perform this Agreement, and this Agreement is the legal and valid agreement of the Dealer enforceable against Dealer according to its terms, complies with all laws applicable to Dealer, and has been duly and validly authorized by all required action of Dealer; and

         n. at the time of a purchase of a Contract by Purchaser, the related Vehicle is insured against fire, collision, theft and damage, and Purchaser is named as a loss payee under such policy, all in accordance with the Program Requirements.

6.       DEALER'S COVENANTS. Dealer covenants and agrees as follows:

         a. From and after the sale by Dealer of any Contract to Purchaser hereunder, Dealer shall not (i) assert any right or claim in or to such Contract or the Vehicle related thereto, (ii) purport to grant any right or interest to any person or entity other than Purchaser in or to such Contract or (iii) purport to exercise any authority to modify, alter or amend such Contract.

         b. Dealer agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that Purchaser may reasonably request in order to perfect, protect or more fully evidence Purchaser's ownership interest in the Contracts purchased hereunder and Purchaser's security interest in each Vehicle. Dealer will deliver to Purchaser the original copy of each Contract purchased hereunder.


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         c.       Dealer shall take all necessary action to record properly each transfer of Contracts hereunder to Purchaser as a sale to Purchaser and to reflect Purchaser's ownership of such Contracts on its books and records.

7.       DEALER LIABILITY.

         a. If any representation, warranty, covenant or agreement made by Dealer (or any of its agents or employees) hereunder (or in any Contract) in connection with a Contract or this Agreement is breached, untrue, misleading or incomplete, or if Dealer fails to perform any obligation it may have under any Contract or this Agreement or otherwise, or if the Buyer asserts any claim arising out of or relating to, or in connection with, the purchase of a Vehicle from Dealer under a Contract sold to Purchaser, the Dealer shall promptly pay Purchaser any or all of the following amounts at the sole election and demand of
                  Purchaser: (i) the unpaid balance, as determined by Purchaser, of all Contracts affected by such breach, misrepresentation, failure to perform or claim; (ii) Dealer's portion of any unearned finance charges, insurance premiums, and/or charges for extended warranty, mechanical breakdown or comparable programs; (iii) all damages, costs, losses and expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred by Purchaser as a result of such breach, misrepresentation, failure to perform or claim. In addition, Dealer shall indemnify and hold Purchaser, its partners, its and their shareholders, affiliates, officers, directors, employees and agents (each, an "Indemnified Party") harmless for all losses or expenses, including reasonable attorneys' fees and legal costs, suffered or incurred by any Indemnified Party in any judicial, administrative, or any other proceeding because of any claim or defense asserted against an Indemnified Party as a result of any act or omission by Dealer or its employees or agents including, at the election of Purchaser, the unpaid balance of the affected Contract as determined by Purchaser. Dealer agrees that Purchaser may proceed against Dealer for any and all amounts due to any Indemnified Party from Dealer under this Agreement or any other party and without proceeding against or applying any security which Purchaser may have or hold, Purchaser may, at its option, debit the Dealer Reserve Account for any amounts owing to Purchaser under this Agreement.

         b.       If Dealer:

                  (i) fails to disclose a pickup payment agreed to by Dealer and Obligor, or other form of deferred down payment, or balloon payment on the Contract, or

                  (ii) fails to collect an agreed upon pickup payment or other form of deferred down payment, such failure shall be considered a breach of a representation under subparagraph 7a above and Dealer shall be liable to Purchaser as specified in subparagraph 7a.


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         c.       Anything herein to the contrary notwithstanding, (i) Dealer shall remain liable under each Contract to perform all of its continuing duties and obligations (if any) thereunder in respect of warranties, servicing arrangements and similar agreements (the "Ancillary Agreements") to the same extent as if this Agreement had not been executed, and (ii) neither Purchaser nor any of its assignees shall have any obligation to perform or otherwise have any liability in respect of, the Ancillary Agreements by reason of this Agreement.

8. LIABILITY FOR BUYER DEFAULT. Except as specifically provided herein or as otherwise agreed, Dealer shall have no responsibility for any default by a Buyer in respect of any Contract purchased by Purchaser hereunder.

9. BOOKS AND RECORDS. Dealer agrees to maintain complete and accurate books and records in accordance with generally accepted accounting principles concerning the sale of each Vehicle, including but not limited to records of all other transactions affecting the Vehicle and the sale of each Contract. Dealer will, upon request by Purchaser, promptly deliver any such books and records or furnish copies thereof or abstracts therefrom to Purchaser or its agent. Purchaser's representative may from time to time inspect Dealer's books and records. Dealer shall furnish to Purchaser such information concerning Dealer's financial and business affairs as Purchaser may reasonably request.

10. COMMUNICATIONS. Dealer agrees to promptly forward to Purchaser all communication (including correspondence, inquiries, remittances or information), oral or written, received by Dealer from any source with respect to any Contract. Dealer agrees to reimburse Purchaser for all losses and expenses Purchaser may suffer or incur due to Dealer's failure to comply with this section.

11. COSTS AND EXPENSES. Except as provided herein, each party to this Agreement shall fulfill its obligations hereunder at its own cost and expense; provided, however, that Purchaser shall reimburse Dealer for filing fees or other costs paid by Dealer to public officials to perfect Purchaser's security interest in each Vehicle unless the fees and costs are otherwise legally chargeable to the Buyer.

12. AGENCY. Neither this Agreement nor any action pursuant hereto shall make Dealer the agent, representative or employee of Purchaser for any purpose. Dealer is not granted any express or implied right to bind Purchaser for any purpose. Wherever in this Agreement reference is made to any agent or Purchaser, such reference is intended to mean any third party that Purchaser may from time to time appoint to fulfill any of its obligations under this Agreement.

13. FAILURE TO EXERCISE REMEDIES. The exercise of any right or remedy available to Purchaser shall not operate as a waiver of any other right or remedy. The failure of Purchaser to exercise or a delay by Purchaser in exercising any right or remedy shall not operate as a waiver of such right or any other right. All of the Purchaser's rights and remedies shall be cumulative and may be exercised singularly or concurrently.


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14.      SUCCESSORS AND ASSIGNS. The Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns; provided, however, that Dealer may not assign or otherwise transfer any of its rights, obligations, title or interest in, to or under this Agreement without the prior written consent of Purchaser and any purported assignment or transfer by Dealer without such consent shall be void and without effect. Purchaser shall have the unrestricted right to assign any and all of its rights, obligations, title and interest hereunder, and Dealer expressly acknowledges that Purchaser has transferred, or may in the future transfer, all or a portion of its right, title and interest in and to the Contracts acquired in connection with such purchase as well as all or a portion of its rights under this Agreement to certain other persons and entities (each, a "Purchaser Assignee") and Dealer agrees that each Purchaser Assignee, to the extent of such transfer, shall succeed to Purchaser's rights hereunder. To the extent that notice of any such assignment by Purchaser to any Purchaser Assignee shall be required to be given to Dealer under applicable law to effect or more fully protect any such assignment, the parties hereto agree that this paragraph 14 provides such notice. Any obligation of Purchaser, or any function to be performed by Purchaser under this Agreement, may at the sole option of Purchaser, be delegated to, and performed by, an agent of Purchaser, which agent shall have such power and authority as Purchaser shall delegate to it.

15. TERMINATION. Purchaser or Dealer may terminate this agreement upon 5 days written notice to the other party, such termination to be effective on the date set out in such notice. The termination of the Agreement shall not release Purchaser or Dealer from any obligations incurred with regard to any Contracts purchased prior to the effective date of such notice, and all such obligations shall remain in full force and effect, notwithstanding any sale of the Contracts, until fully satisfied in accordance with the terms and conditions of this Agreement.

16. VALIDITY, COMPLETE AGREEMENT, AMENDMENTS. Any invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity of any other provision hereof. This Agreement and any representations, warranties or agreements made by Dealer to Purchaser in any Contract constitute the complete understanding between the parties and supersede all prior oral, written or implied discussions or understandings with respect to the subject matter hereof between the parties. No alteration, amendment or modification of any other terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by both of said parties.

17. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the state of Illinois.

18. ATTORNEYS' FEES. In the event that either party shall institute any action or proceeding to resolve a dispute arising from the interpretation or construction of or to enforce this Agreement, the successful party in such action or proceeding shall be entitled to recover from the other party, in addition to any other relief to which it may be entitled, reasonable attorneys' fees and costs incurred in prosecuting or defending such action or proceeding.


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19.      NOTICE. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed duly given if and when personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or by reliable overnight delivery service or by facsimile machine with receipt confirmed, addressed as follows: (a) if to Purchaser, to the address shown at the beginning of the Agreement; (b) if to Dealer, to the address shown below. Either party may change the address to which each such notice or communication shall be sent by giving written notice of such address in the manner provided herein to the other party.

20. GENDER, NUMBER, PARAGRAPH HEADING. Unless the context of this Agreement otherwise requires, the masculine, feminine or neuter gender each shall include the other genders, and the singular shall include the plural. The paragraph headings contained in this Agreement are for convenience of reference only and shall not limit or define the text hereof.

         IN WITNESS WHEREOF, Purchaser and each Dealer have caused this Agreement to be signed by their duly authorized representatives as of the date below.

PREMIER AUTO FINANCE, L.P.
            [Purchaser]

BY:
   -------------------------------------------------------------------
      VICE PRESIDENT, THE AUTO CONDUIT CORPORATION,
      ITS GENERAL PARTNER

By signing below, I am signing on behalf of each of the companies listed below and each of them is bound by this Dealer Agreement and the Dealer Reserve Schedule A. I represent and warrant that I am authorized to sign on behalf of each of those companies.

BY:
   -------------------------------------------------------------------
       On behalf of each of the companies listed below.

Dated as of                   , 199
           -------------------     ---

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DEALER:
ADDRESS:


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